Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 1-10389) pertaining to the Western Gas Resources, Inc. Retirement Plan of our report dated July 14, 2002, with respect to the financial statements and supplemental schedules of the Western Gas Resources, Inc., Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ CLIFTON GUNDERSON LLP Denver, Colorado Date: June 14, 2002

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